SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 22, 2017
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NETFLIX, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Winchester Circle
Los Gatos, CA
95032
(Address of principal executive offices)
(Zip Code)
(408) 540-3700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation for Named Executive Officers
The Compensation Committee of the Board of Directors (the “Committee”) has established the annual salaries and stock option allocation for 2018 for the Company’s Named Executive Officers. These salaries and option allocation are as follows:

	ANNUAL SALARY (1)	ANNUAL STOCK OPTION ALLOWANCE (2)
Reed Hastings, Chief Executive Officer and Chairman of the Board	$700,000	$28,700,000
David Wells, Chief Financial Officer	2,800,000	2,450,000
Ted Sarandos, Chief Content Officer	12,000,000	14,250,000
Greg Peters, Chief Product Officer	6,000,000	6,600,000
David Hyman, General Counsel and Secretary	2,500,000	3,275,000
The number of options to be granted each month is determined by the following formula: (annual stock option allocation ÷ 12) / ([Fair Market Value on the date of grant] * 0.40). Each monthly grant shall be made on the first trading day of the month, shall be fully vested upon grant and shall be exercisable at a strike price equal to the Fair Market Value (as defined in the Company’s 2011 Stock Plan) on the date of grant. The options will be subject to the terms and conditions of the Company’s 2011 Stock Plan and will be administered on a non-discretionary basis without further action by the Board of Directors, provided that only the Board of Directors may change the amount or terms of future grants. These stock options are granted fully vested and can generally be exercised up to 10 years following the date of grant, regardless of employment status.

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1 Salary for each Named Executive Officer, other than the Chief Financial Officer, that was over $1 million had a substantial surcharge to the Company under IRS rule 162(m). Thus, the Company created, and the shareholders approved, the Performance Bonus Plan (the “Plan”) for those whose salary the Company wanted to cap at $1 million to avoid the surcharges. With the recent passage of federal tax reform, the Plan will no longer eliminate such surcharge. As such, the Committee has determined that all cash compensation for 2018 will be paid as salary.
2 The Company’s stock option program for Named Executive Officers, which is the same for other salaried employees of the Company, provides a minimum annual stock option allowance (equal to 5% of their allocatable compensation) and allows the Named Executive Officers to allocate any amount of their allocatable compensation to receive in the form of stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.
Date: December 28, 2017
/s/ David Hyman
David Hyman
General Counsel